UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 20, 2009
Impax Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27354	65-0403311

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Ave., Hayward, CA	94544

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 476-2000
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 20, 2009, the Board of Directors (the “Board”) of Impax Laboratories, Inc. (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share (the “Common Shares”), of the Company. The dividend is payable on January 30, 2009 (the “Record Date”) to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of the Company at a price of $15.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in the Preferred Stock Rights Agreement (the “Rights Agreement”) between the Company and StockTrans, Inc., as Rights Agent (the “Rights Agent”), which provides for a stockholder rights plan (the “Stockholder Rights Plan”). The purpose of this registration statement is to register the Rights.
Distribution Date; Exercisability
     Initially, the Rights are not exercisable and will be attached to all Common Share certificates and no separate Rights certificates will be issued. Separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the earlier to occur of (i) the tenth day following the public announcement that a person or group of affiliated or associated persons other than certain exempted and grandfathered persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares other than pursuant to a Qualified Offer (as defined below), or (ii) the tenth business day (or such later day as the Board may determine prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Common Shares other than pursuant to a Qualified Offer (the earlier of such dates being the “Distribution Date”). The Rights Agreement provides that an “Acquiring Person” does not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or an subsidiary of the Company, or any entity organized to hold Common Shares pursuant to any employee benefit plan of the Company or for the purpose of funding any such plan. The Rights Agreement also provides that any person that would otherwise be deemed an “Acquiring Person” upon the adoption of the Rights Agreement shall be “grandfathered” but only for so long as neither it nor any of its affiliates or associates acquire beneficial ownership of any additional Common Shares after the adoption of the Rights Agreement. In addition, certain inadvertent acquisitions will not trigger the occurrence of the Distribution Date.
     The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be transferred with and only with the Common Shares, (ii) new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date (with or without such notation) will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on January 20, 2012 (the “Expiration Date”), unless the Expiration Date is amended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below. As soon as practicable after the Distribution Date, separate Rights Certificates will be mailed to the holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, and except for Common Shares issued upon exercise, conversion or exchange of then outstanding options, convertible or exchangeable securities or other contingent obligations to issue shares or pursuant to any employee benefit plan or arrangement, only Common Shares issued prior to the Distribution Date will be issued with Rights.
Qualified Offer
     The Rights will not become exercisable in connection with a qualified offer (a “Qualified Offer”). A Qualified Offer is an offer determined by the Board to be a fully financed offer for any or all outstanding Common Shares made by an Offerer who owns no more than 10% of the outstanding Common Shares at a per share offer price greater than the higher of (i) the highest reported market price for the Common Shares in the immediately preceding 24 months, and (ii) an amount at least 25% higher than the then current market price of the Common Shares, that the Board, upon the advice of a nationally recognized investment banking firm, does not deem to be either unfair or inadequate. A Qualified Offer is conditioned upon a minimum of at least two-thirds of the outstanding Common Shares being tendered and not withdrawn with a commitment to acquire all Common Shares not tendered for the same consideration. If the Qualified Offer includes common stock of the offeror, it must be freely tradeable common stock of a publicly traded company and the Board and its representatives must be given access to conduct a due diligence review of the offeror to determine whether the consideration is fair and adequate. A Qualified Offer must also remain open for 120 business days following commencement. If a Qualified Offer has been made, the record holders of 10% of the outstanding Common Shares may direct the Board to call a special meeting of stockholders to consider a resolution authorizing a redemption of all Rights. If at the special meeting the holders of a majority of the Common Shares outstanding vote in favor of the redemption of the Rights, then the Board will redeem the Rights and take such other action as may be necessary to prevent the Rights from interfering with the consummation of the Qualified Offer.
Flip-In Event
     If a person or group (with certain limited exceptions) becomes an Acquiring Person at any time after the date of the Rights Agreement other than pursuant to a Qualified Offer, then, each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. However, Rights are not exercisable following such event until such time as the Rights are no longer redeemable. Notwithstanding any of the foregoing, following the existence of an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. The event summarized in this paragraph is referred to as a “Flip-in Event.”

     For example, at an exercise price of $15.00 per Right, each valid Right following a Flip-in Event not owned by an Acquiring Person would entitle its holder to purchase $30.00 worth of Common Shares (or other consideration, as noted above).
Flip-Over Event
     In the event that, at any time following a Distribution Date, directly or indirectly, (i) the Company is consolidated with, or merged with and into, another entity and the Company is not the surviving entity of such consolidation or merger (other than a consolidation or merger which follows a Qualified Offer) or if the Company is the surviving entity, but shares of its outstanding Common Stock are changed or exchanged for stock or securities (of any other person) or cash or any other property, or (ii) more than 50% of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided) shall thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company, which at the time of such transaction will have a market value of two times the exercise price of the Right. The event summarized in this paragraph is referred to as a “Flip-over Event.” A Flip-in Event and a Flip-over Event are collectively referred to as “Triggering Events.”
     For example, at an exercise price of $15.00 per Right, each valid Right following a Flip-over Event would entitle its holder to purchase $30.00 worth of the acquiring company’s common stock.
Exchange
     At any time after a person becomes an Acquiring Person other than pursuant to a Qualified Offer, (and until such Acquiring Person has acquired beneficial ownership of 75% or more of the Common Shares), the Board may cause the exchange of the Rights (other than Rights owned by the Acquiring Person, which would have become void), in whole or in part, for Common Shares at an exchange ratio of one Common Share for each Right (or, if insufficient shares are available, the Company may issue preferred stock, cash, debt or equity securities, property or a combination thereof in exchange for the Rights).

Redemption
     At any time prior to the earlier of (i) the close of business on the tenth business day following the date that a person or group of affiliated or associated persons becomes an Acquiring Person other than pursuant to a Qualified Offer, or, if such date of becoming an Acquiring Person shall have occurred prior to the Record Date, the close of business on the tenth business day following the Record Date, subject to extension by the Board for a period of time up to, but not exceeding, ten additional business days, and (ii) January 20, 2012, the Board may redeem the Rights, in whole but not in part, at a price of $0.01 per Right (the “Redemption Price”), payable in cash, stock or other consideration. The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors, in its sole discretion, may establish. Immediately upon the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
Amendment
     The Rights Agreement can be amended or supplemented by the Board at any time without the approval of the holders of any Rights, so long as the Rights continue to be redeemable. Thereafter the Rights Agreement may be amended only in a manner that does not adversely affect the holders of the Rights (excluding any Acquiring Person or its affiliates and associates). Business combinations approved by the Board generally involve the redemption of the Rights or an amendment of the Rights Agreement to make them inapplicable to the particular acquisition.
Adjustment
     The Purchase Price payable, and the number of units of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) if holders of the Preferred Shares are granted certain rights or warrants to subscribe for or purchase Preferred Shares or securities convertible into Preferred Shares or equivalent preferred stock at less than the then-current market price (as defined in the Rights Agreement) of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, cash (excluding regular quarterly cash dividends), assets (other than a dividend payable in Preferred Shares but including any dividend payable in stock other than Preferred Shares) or of subscription rights or warrants (other than those referred to above). The number of Rights associated with each Common Share is also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

Preferred Stock
     As provided in the Certificate of Designations as filed by the Company with the Secretary of State of the State of Delaware on January 21, 2009, the Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to receive, when, as and if declared by the Board of Directors, a minimum preferential quarterly dividend payment of $0.01 per share or, if greater, an aggregate dividend of 1000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share, plus an amount equal to accrued and unpaid dividends, and will be entitled to an aggregate payment of 1000 times the payment made per Common Share. Each Preferred Share will have 1000 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are changed or exchanged, each Preferred Share will be entitled to receive 1000 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one one-thousandth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.
Rights of Holders
     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
Tax Consequences
     Although the distribution of the Rights should not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that that Rights become exercisable for Common Shares (or other consideration) or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.
Certain Anti-Takeover Effects
     The Rights will not prevent a takeover of the Company. However, the Rights may cause substantial dilution to a person or group that acquires 20% or more of the outstanding Common Shares. The Rights however, should not interfere with any merger or other business combination approved by the Board.
Stockholder Ratification
     While the Rights Agreement is effective immediately, the Company intends to seek ratification of the Rights Agreement from its stockholders within the next twelve months.
Further Information
     A copy of the Rights Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K. A copy of the Rights Agreement is also available free of charge from the Company. This summary description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.
     The information set forth in Items 1.01 and 5.03 is incorporated into this Item 3.03 by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In connection with the adoption of the Rights Agreement, on January 21, 2009, the Company filed a Certificate of Designation of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware. See the description set forth under “Item 1.01 Entry into a Material Definitive Agreement” for a more complete description of the rights and preferences of the Series A Junior Participating Preferred Stock. A copy of the Certificate of Designation of Series A Junior Participating Preferred Stock is attached as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On January 21, 2009, the Company issued a press release announcing the adoption of the Rights Agreement and the declaration of the dividend of Rights pursuant thereto. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and the description of this press release contained in this Item 7.01 is qualified in its entirety by reference to the complete text of such press release which is incorporated herein by reference. The information in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act or the Exchange Act.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
3.3	Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on January 21, 2009.

4.1	Preferred Stock Rights Agreement, dated as of January 20, 2009, by and between Impax Laboratories, Inc. and StockTrans, Inc., as Rights Agent.

99.1	Press Release issued by Impax Laboratories, Inc. on January 21, 2009, announcing adoption of the Stockholder Rights Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAX LABORATORIES, INC.

Dated: January 22, 2009	By: /s/ Arthur A. Koch, Jr.
	Name:	Arthur A. Koch, Jr.
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
3.3	Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on January 21, 2009.

4.1	Preferred Stock Rights Agreement, dated as of January 20, 2009, by and between Impax Laboratories, Inc. and StockTrans, Inc., as Rights Agent.

99.1	Press Release issued by Impax Laboratories, Inc. on January 21, 2009, announcing adoption of the Stockholder Rights Plan.